Exhibit 4.1

MYLAN LABORATORIES INC.

and

THE BANK OF NEW YORK, as Trustee

INDENTURE

Dated as of July 21, 2005

$150,000,000 5.750% Senior Notes due 2010

$350,000,000 6.375% Senior Notes due 2015

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.08; 7.10
	(b)(1)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)	7.08
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06
	(d)	7.06
314	(a)	4.06; 11.04
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.12
316	(a)(last sentence)	2.10
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.08
	(c)	8.04
317	(a)(1)	6.09
	(a)(2)	6.10
	(b)	2.05; 7.12
318	(a) 11.01

N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture

TABLE OF CONTENTS

Page

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	DEFINITIONS	1
SECTION 1.02.	OTHER DEFINITIONS	21
SECTION 1.03.	INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT	22
SECTION 1.04.	RULES OF CONSTRUCTION	22

ARTICLE TWO

THE SECURITIES

ARTICLE THREE

REDEMPTION

SECTION 3.01.	ELECTION TO REDEEM; NOTICES TO TRUSTEE	35
SECTION 3.02.	SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED	36
SECTION 3.03.	NOTICE OF REDEMPTION	36
SECTION 3.04.	EFFECT OF NOTICE OF REDEMPTION	37

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Page

SECTION 3.05.	DEPOSIT OF REDEMPTION PRICE	37
SECTION 3.06.	NOTES REDEEMED IN PART	38
SECTION 3.07.	MANDATORY REDEMPTION	38

ARTICLE FOUR

COVENANTS

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.	CONSOLIDATION, MERGER AND SALE OF ASSETS	52

ARTICLE SIX

DEFAULTS AND REMEDIES

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Page

SECTION 6.07.	NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES
	AND STOCKHOLDERS	58
SECTION 6.08.	RIGHTS OF HOLDERS TO RECEIVE PAYMENT	58
SECTION 6.09.	COLLECTION SUIT BY TRUSTEE	58
SECTION 6.10.	TRUSTEE MAY FILE PROOFS OF CLAIM	58
SECTION 6.11.	PRIORITIES	59
SECTION 6.12.	UNDERTAKING FOR COSTS	59

ARTICLE SEVEN

TRUSTEE

ARTICLE EIGHT

MODIFICATION AND WAIVER

ARTICLE NINE

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.	SATISFACTION AND DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE	71
SECTION 9.02.	CONDITIONS TO DEFEASANCE	73

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Page

SECTION 9.03.	DEPOSITED MONEY AND GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER
	MISCELLANEOUS PROVISIONS	74
SECTION 9.04.	REINSTATEMENT	75
SECTION 9.05.	MONEYS HELD BY PAYING AGENT	75
SECTION 9.06.	MONEYS HELD BY TRUSTEE	75

ARTICLE TEN

GUARANTEES

ARTICLE ELEVEN

MISCELLANEOUS

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Page

EXHIBITS

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          INDENTURE, dated as of July 21, 2005, among Mylan Laboratories Inc., a Delaware corporation, as issuer (the “Company”), the Subsidiaries of the Company listed on the signature page hereto (collectively with any additional Subsidiary of the Company that executes a supplemental indenture in order to become a “Guarantor” hereunder, the “Guarantors”) and The Bank of New York, as trustee (the “Trustee”).

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

Article One

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

          “2010 Notes” means the Initial 2010 Notes and the Additional 2010 Notes.

          “2015 Notes” means the Initial 2015 Notes and the Additional 2015 Notes.

          “Additional Interest” has the meaning set forth in the Registration Rights Agreement.

          “Affiliate” means, with respect to any specified Person: any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

          “Agent” means any Registrar, Paying Agent, or agent for service or notices and demands.

          “amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

          “Attributable Debt” means, in the context of a Sale Leaseback Transaction, the present value, discounted at the interest rate implicit in the lease involved in such Sale Leaseback Transaction, of the lessee’s obligation under the lease for rental payments during the remaining term of such lease, including any period for which such lease has been extended or may, at the option of the lessor, be extended. For purposes of this definition, any amounts lessee must pay, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts lessee must pay under the lease contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges are not included in the determination of lessee’s obligations under the lease.

          “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law or law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors.

          “board of directors” means either the board of directors of the Company or any duly authorized committee of that board.

          “Borrowing Base” means, as of the date of determination, an amount equal to the sum, without duplication of (i) 80% of the net book value of the Company’s and the Restricted Subsidiaries’ accounts receivable (excluding any accounts receivable subject to a Qualified Receivables Transaction) at such date and (ii) 60% of the net book value of the Company’s and the Restricted Subsidiaries’ inventories at such date. Net book value shall be determined in accordance with GAAP as reflected in the most recent available balance sheet; provided that on the date of determination pro forma effect in accordance with GAAP and Regulation S-X will be given to the acquisition or disposition of any Person or line of business since the date of the most recent available balance sheet (it being understood that the accounts receivable and inventories of an acquired Person or line of business may be included if such acquisition has been completed on or prior to the date of determination).

          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City or Chicago, Illinois are authorized or required by law to close.

          “Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          “Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into, or exchangeable for, Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

     “Cash Equivalents” means

     (1) any evidence of indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof,

     (2) deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System (or organized in any foreign country recognized by the United States) and whose senior unsecured debt is rated at least “A-2” by S&P or at least “P-2” by Moody’s,

     (3) commercial paper with a maturity of 360 days or less issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia (or any foreign country recognized by the United States) and rated at least “A-2” by S&P and at least “P-2” by Moody’s,

     (4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 180 days from the date of acquisition, and

     (5) money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (4).

     “Change of Control” means the occurrence of any of the following events:

     (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Voting Stock of the Company;

     (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office;

     (3) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

     (A) the outstanding Voting Stock of the Company is changed into or exchanged for (1) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (2) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under Section 4.08 (and such amount shall be treated as a Restricted Payment subject to the provisions described under Section 4.08), and

     (B) immediately after such transaction, no “person” or “group” is the beneficial owner (as defined in Rules 13d-3 and l3d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Voting Stock of the surviving corporation; or

     (4) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article Five;

provided that notwithstanding the foregoing, following the occurrence of a Fall Away Event, notwithstanding that any of the events set forth in clauses (1) through (4) above has occurred, a Change of Control shall not be deemed to have occurred unless a Ratings Decline has also occurred.

          “Commission” means the U.S. Securities and Exchange Commission.

          “Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

          “Company” means the party named as such in the first paragraph of this Indenture, until a successor replaces such party pursuant to Article Five and thereafter means the successor.

          “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer or Chief Financial Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          “Consolidated Adjusted EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of:

     (1) income tax expense, including, without limitation, any accrued but unpaid income tax expense of such Person and its Restricted Subsidiaries,

     (2) Consolidated Interest Expense of such Person and its Restricted Subsidiaries and deferred financing fees in connection with the Transactions and the acquisition of any Person permitted under this Indenture,

     (3) depreciation expense of such Person and its Restricted Subsidiaries,

     (4) amortization expense (including amortization of intangibles (including, but not limited to, goodwill)) of such Person and its Restricted Subsidiaries,

     (5) non-cash charges of such Person and its Restricted Subsidiaries recorded pursuant to FAS 142 or FAS 144 in respect of impairment of goodwill or assets,

     (6) any other non-cash items of such Person and its Restricted Subsidiaries except to the extent representing an accrual for future cash outlays,

     (7) any extraordinary losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on the sales of assets outside of the ordinary course of business) of such Person and its Restricted Subsidiaries, and

     (8) (i) up to $23.0 million of cash non-recurring charges arising from the terminated acquisition agreement for King Pharmaceuticals, Inc., (ii) up to $40.0 million of cash restructuring charges related to the closing of Mylan Bertek and (iii) non-recurring cash charges in connection with the lorazepam and clorazepate litigation existing on the Issue Date, minus, to the extent included in Consolidated Net Income for such period, the sum of:

     (A) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) of such Person and its Restricted Subsidiaries; and

     (B) any other non-cash income of such Person and its Restricted Subsidiaries.

          “Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Adjusted EBITDA of the Company during the four full fiscal quarters for which financial statements are available (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Adjusted EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) basis for the period of such calculation to:

     (1) the incurrence or repayment of any indebtedness of the Company or any of its Subsidiaries (and the application of the proceeds thereof), other than the incurrence or repayment of indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

     (2) any asset sales outside the ordinary course of business or acquisitions (including, without limitation, any such acquisition resulting in the formation of a Subsidiary) and also including any Consolidated Adjusted EBITDA attributable to the assets that are the subject of acquisition or excluding any Consolidated Adjusted EBITDA attributable to assets that are the subject of such asset sale) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or acquisition (including the incurrence, assumption or liability for any indebtedness) occurred on the first day of the Four Quarter Period. If the Company or any of its Subsidiaries directly or indirectly guarantees indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed indebtedness as if the Company or any such Subsidiary had directly incurred or otherwise assumed such guaranteed indebtedness, but only to the extent of such guarantee.

          Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

     (1) interest on outstanding indebtedness determined on a fluctuating basis as of the Transaction Date and that will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such indebtedness in effect on the Transaction Date;

     (2) if interest on any indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate shall be calculated by applying such optional rate as the Company shall designate; and

     (3) notwithstanding clause (1) above, interest on indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          “Consolidated Fixed Charges” means, with respect to the Company for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense for such period; plus

(2)	the product of

          (a) the amount of all dividend payments on any series of Preferred Stock of the Company or any Restricted Subsidiary (other than dividends paid or accrued in Qualified Capital Stock or dividends paid or accrued to the Company or a Wholly Owned Subsidiary) paid, accrued or scheduled to be paid or accrued during such period (without duplication), and

          (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

          “Consolidated Interest Expense” means, of any Person for any period, total accrued interest expense whether or not paid in cash (including that attributable to Capital Lease Obligations) of such Person and its Restricted Subsidiaries for such period with respect to all outstanding indebtedness of such Person and its Restricted Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit); provided that deferred financing fees in connection with the Transactions shall be excluded.

          “Consolidated Net Income” means, of any Person for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that in calculating Consolidated Net Income of the Company and its Restricted Subsidiaries for any period, there shall be excluded:

     (1) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries,

     (2) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Company) in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Restricted Subsidiary in the form of dividends or similar distributions and

     (3) the undistributed earnings of any Restricted Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any agreement, instrument, contract or other undertaking to which such Person is a party or by which any of its property is bound or any law, treaty, rule, regulation or determination of an arbitrator or a court of competent jurisdiction or other governmental authority, in each case, applicable or binding upon such Person or any of its Property or to which such Person or any of its property is subject.

          “Consolidated Net Tangible Assets” means the total amount of assets minus:

     (1) all applicable reserves;

     (2) all current liabilities (excluding any liabilities which are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness); and

     (3) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets,

all as shown in the Company’s most recent audited consolidated balance sheet, except that (i) assets will include an amount equal to the Attributable Debt in respect of any Sale Leaseback Transaction not capitalized on such balance sheet, (ii) all amounts attributable to any Unrestricted Subsidiary shall be excluded and (iii) on the date of determination pro forma effect in accordance with GAAP and Regulation S-X will be given to the acquisition or disposition of any Person or line of business since the date of such balance sheet (it being understood that any such assets of an acquired Person or line of business may be included if such acquisition has been completed on or prior to the date of determination).

          “Corporate Trust Office” means the office of the Trustee at which at any time this Indenture shall be principally administered, which office at the date hereof is located at The Bank of New York, 101 Barclay Street, Floor 8W, New York, New York 10286, Attn: Corporate Trust Division - Corporate Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

          “corporation” includes corporations, associations, companies (including any limited liability company), business trusts and limited partnerships.

          “Credit Agreement” means the Credit Agreement dated on or about the Issue Date, among the Company, as borrower thereto, the Company’s subsidiaries which are guarantors thereof, certain lenders party thereto, and certain agents party thereto, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, in each case, by means of one or more credit agreements, note purchase agreements or sales of debt securities to institutional investors whether with the original agents and lenders or otherwise and including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing) and including, without limitation, to increase the amount of available borrowing thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors or otherwise.

          “Currency Hedging Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

          “Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

          “Depository” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

          “Event of Default” has the meaning set forth under Section 6.01.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

          “Exchange Notes” means with respect to the Initial Notes, notes issued in exchange for the Initial Notes pursuant to the terms of the Registration Rights Agreement or with respect to any Additional Notes, notes issued in exchange for such Additional Notes pursuant to the terms of a registration rights agreement among the Company and the initial purchasers of such Additional Notes and any notes issued in a transaction registered under the Securities Act.

          “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined in good faith by the Company.

          “Fall Away Event” means, with respect to a series of Notes, such time as such series of Notes shall have achieved an Investment Grade Rating (pursuant to ratings from each of S&P and Moody’s (or any substituted Rating Agency)) and the Company shall have delivered to the Trustee an Officers’ Certificate certifying that the foregoing condition has been satisfied.

          “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

          “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or part of any indebtedness.

          “Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.

          “Guarantor” means each Restricted Subsidiary of the Company that guarantees the Company’s Indenture Obligations pursuant to Article Ten.

          “Holder” or “noteholder” means the Person in whose name a Note is registered on the Note register.

          “indebtedness” means, with respect to any Person on any date of determination, without duplication:

     (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

     (2) the principal of and premium (if any) in respect of indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all Capital Lease Obligations and all Attributable Debt of such Person;

     (4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, in each case to the extent the purchase price is due more than six months from the date the obligation is incurred (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course);

     (5) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

     (6) guarantees and other contingent obligations in respect of indebtedness referred to in clauses (1) through (5) above and clause (8) below;

     (7) all obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the obligation so secured;

     (8) all obligations under Currency Hedging Agreements and all Interest Rate Agreements of such Person; and

     (9) all obligations represented by Redeemable Capital Stock of such Person.

          “Indenture” means this Indenture as amended or supplemented from time to time in accordance with its terms.

          “Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture, the Registration Rights Agreement or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Registration

Rights Agreement, the Notes and the performance of all other obligations to the Trustee and the holders under this Indenture and the Notes, according to the terms hereof and thereof.

          “Initial 2010 Notes” means the $150,000,000 aggregate principal amount of the 5.750% Senior Notes due 2010 of the Company issued pursuant to this Indenture.

          “Initial 2015 Notes” means the $350,000,000 aggregate principal amount of the 6.375% Senior Notes due 2015 of the Company issued pursuant to this Indenture.

          “Initial Notes” means the $500 million aggregate principal amount of 2010 Notes and 2015 Notes issued on the Issue Date.

          “Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNY Capital Markets, Inc., KeyBanc Capital Markets, a Division of McDonald Investments Inc., PNC Capital Markets, Inc. and SunTrust Capital Markets, Inc.

          “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

          “interest” means, with respect to the Notes, interest and Additional Interest.

          “Interest Payment Date” means February 15 and August 15 of each year.

          “Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

          “Investment” means, with respect to any Person, directly or indirectly, (i) any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others), (ii) any payment for property or services for the account or use of others, (iii) any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person, (iv) any Designation of a Subsidiary as an Unrestricted Subsidiary, (v) any upfront milestone, marketing or other funding payment to another Person in connection with obtaining a right to receive royalty or other payments in the future or (vi) any other item to the extent required to be reflected as an investment on a consolidated balance sheet of such Person prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company (other than the sale of all of the outstanding

Capital Stock of such Restricted Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.08.

          “Investment Grade Rating” means (i) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent), and (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent).

          “Issue Date” means July 21, 2005, the date on which the Notes are initially issued.

          “Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

          “Moody’s” means Moody’s Investors Service, Inc. and its successors.

          “Net Cash Proceeds” means with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under Section 4.08, the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting, taxes and other fees and expenses actually incurred or reserved in good faith for post-closing adjustments in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          “Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

          “Notes” means the 5.750% Senior Notes due 2010 (including without limitation, any Additional 2010 Notes), the 6.375% Senior Notes due 2015 (including, without limitation any Additional 2015 Notes) and the Exchange Notes (including any Additional Notes originally issued as Exchange Notes) issued by the Company pursuant to this Indenture.

          “Offer to Purchase” means the Company’s Offer to Purchase dated as of June 16, 2005 relating to the Tender Offer, as amended to the Issue Date.

          “Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President, the Treasurer or the Secretary of the specified Person.

          “Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer or Chief Financial Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

          “Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel to the Company or any Subsidiary of the Company, and who shall be reasonably acceptable to the Trustee.

          “Permitted Investment” means

     (1) Investments in the Company or any Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

     (2) indebtedness of the Company owing to a Restricted Subsidiary; provided that:

     (a) any indebtedness of the Company owing to a Restricted Subsidiary that is not a Guarantor is unsecured and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company’s obligations under the Notes; and

     (b) any disposition, pledge or transfer of any such indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary of the Company) shall be deemed to be an Investment by the Company or other obligor not permitted by this clause (2);

     (3) indebtedness of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; provided that (a) any disposition, pledge or transfer of any such indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary) shall be deemed to be an incurrence of such indebtedness by the obligor not permitted by this clause (3), and (b) any transaction pursuant to which any Restricted Subsidiary, which has indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of indebtedness by such Restricted Subsidiary that is not permitted by this clause (3);

     (4) (a) guarantees of any Restricted Subsidiary of indebtedness of the Company or any of its Restricted Subsidiaries, and (b) guarantees by the Company of indebtedness of a Restricted Subsidiary;

     (5) obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business:

     (a) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of indebtedness of the Company or any Restricted Subsidiary as long as such obligations do not exceed the aggregate principal amount of such indebtedness then outstanding,

     (b) under any Currency Hedging Agreements, relating to (1) indebtedness of the Company or any Restricted Subsidiary and/or (2) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided, however, that such Currency Hedging Agreements after being entered into do not increase the indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, or

     (c) under any Commodity Price Protection Agreements which after being entered into do not increase the amount of indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder;

     (6) Investments in the Notes;

     (7) Cash Equivalents;

     (8) Investments in existence on the Issue Date;

     (9) loans and advances, and guarantees of such loans and advances, to employees, customers and suppliers in the ordinary course of business in the aggregate amount outstanding at any one time not to exceed $5.0 million;

     (10) any Investments received in good faith in settlement or compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

     (11) Investments in the ordinary course of business in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties;

     (12) any Investments in American Triumvirate Insurance Company (for so long as it is maintained as a captive insurance subsidiary) in the ordinary course of business to the extent required to maintain its status as a well capitalized company under applicable regulations;

     (13) Investments in any special purpose receivables Subsidiary as part of a Qualified Receivables Transaction;

     (14) Investments in any Permitted Joint Venture in an amount outstanding at any one time not to exceed $25.0 million;

     (15) any Investments made solely in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock) of the Company; and

     (16) other Investments in the aggregate amount outstanding at any one time not to exceed $75.0 million.

          In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.

          “Permitted Joint Venture” means any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) in which the Company or any of its Restricted Subsidiaries has an equity interest which is engaged in the same business as the Company and its Restricted Subsidiaries or a business reasonably related, ancillary or complimentary thereto or that is a reasonable extension thereof.

          “Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          “Physical Notes” means certificated 2010 Notes or 2015 Notes in registered form in substantially the form set forth in Exhibit A-1 and Exhibit A-2, as the case may be.

          “Place of Payment”, when used with respect to the Notes, means the place or places where the principal of (and premium, if any) and interest on the Notes are payable as specified as contemplated by Section 4.02.

          “Private Placement Legend” means the legend initially set forth on the Rule 144A Notes and other Notes that are Restricted Notes in the form set forth in Exhibit B.

          “Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

          “Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

          “Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A promulgated under the Securities Act.

          “Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which any Person issues interests, the proceeds of which are used to finance a discrete pool (which may be fixed or revolving) of receivables and related assets (in each case whether now existing or arising in the future), and which may include a grant of a security interest in any such receivables and related assets, including all collateral securing such receivables, all contracts and all guarantees or other obligations in respect thereof, the Capital Stock of any special purpose receivables Subsidiary, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with a receivables facility financing transaction.

          “Rating Agencies” means:

     (a) S&P;

     (b) Moody’s; or

     (c) if S&P or Moody’s or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

     “Rating Category” means:

     (a) with respect to S&P, any of the following categories (any of which may include a “+” or a “–”): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories);

     (b) with respect to Moody’s, any of the following categories (any of which may include a “1”, “2” or a “3”): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

     (c) the equivalent of any such category of S&P or Moody’s used by another Rating Agency.

          In determining whether the rating of the Notes has decreased by one or more gradation, gradations within Rating Categories (+ and — for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

          “Rating Decline” shall be deemed to occur if, at the time of or in connection with the occurrence of an event specified in clauses (1) through (4) of the definition of Change of Control, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories), and such decrease is directly attributable, in whole or in part, to such event.

          “Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Notes or is redeemable at the option of the Holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of assets by the Company so long as such instrument provides that such redemption will not be required unless permitted under this Indenture), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the Holder thereof.

          “Redemption Date” when used with respect to any Note to be redeemed pursuant to paragraph 5 of the Notes means the date fixed for such redemption pursuant to the terms of the Notes.

          “Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          “Registration Rights Agreement” means the registration rights agreement, dated the Issue Date, among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

          “Regulation S” means Regulation S promulgated under the Securities Act.

          “Responsible Officer” shall mean, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Division — Corporate Finance Unit (or any successor unit) of the trustee located at the Corporate Trust office who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(ii) and Section 7.05 shall also mean any other officer of the Trustee to administer corporate trust matters and to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

          “Restricted Note” has the same meaning as “Restricted Security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

          “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          “Rule 144” means Rule 144 promulgated under the Securities Act.

          “Rule 144A” means Rule 144A promulgated under the Securities Act.

          “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

          “Sale Leaseback Transaction” means the leasing by the Company or any Subsidiary of any asset, whether owned at the Issue Date or acquired after the Issue Date (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Company and any Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Company or such Subsidiary to any party with the intention of taking back a lease of such property.

          “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

          “significant subsidiary” means, with respect to any Person, any Subsidiary (or group of Subsidiaries as to which a specified condition applies) that would be a “significant subsidiary” under Rule 1-02(w) of Regulation S-X.

          “Stated Maturity” means, when used with respect to any indebtedness or any installment of interest thereon, the dates specified in such indebtedness as the fixed date on which the principal of such indebtedness or such installment of interest, as the case may be, is due and payable.

          “Subsidiary” means, with respect to any specified Person:

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

          “Tender Offer” means the offer to purchase up to $1,000,000,000 aggregate amount of the Company’s common stock, par value $0.50 per share, pursuant to the terms set forth in the Offer to Purchase.

          “TIA” means the Trust Indenture Act of 1939 as amended (15 U.S. Code §§ 77aaa-77bbbb).

          “Transactions” means, collectively, the entering into of this Indenture by the Company and the Guarantors, the entering into of the Credit Agreement on or about the Issue Date and the issuance and sale by the Company of the Notes, the consummation of the Tender Offer in accordance with the terms of the Offer to Purchase and all other transactions contemplated by the foregoing.

          “Triggering Indebtedness” means (i) the Credit Agreement or (ii) any other indebtedness of the Company or any Restricted Subsidiary represented by bonds, debentures, notes or other securities.

          “Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

          “Unrestricted Subsidiary” means (1) American Triumvirate Insurance Company, (2) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the board of directors of the Company in accordance with Section 4.09 and (3) any Subsidiary of an Unrestricted Subsidiary; provided that following a Fall Away Event, all Unrestricted Subsidiaries of the Company shall automatically and immediately become Restricted Subsidiaries (except for American Triumverate Insurance Company for so long as it is a regulated captive insurance company and is not engaged in any other material business).

          “U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          “Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          “Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company of which the Company owns all of the capital stock, other than directors’ qualifying shares of such Restricted Subsidiary.

SECTION 1.02. Other Definitions.

          The definitions of the following terms may be found in the sections indicated as follows:

Term	Defined in Section
“2010 Regulation S Global Note”	2.16
“2015 Regulation S Global Note”	2.16
“2010 Regulation S Notes”	2.02
“2015 Regulation S Notes”	2.02
“2010 Restricted Global Note”	2.16
“2015 Restricted Global Note”	2.16
“2010 Rule 144A Notes”	2.02
“2015 Rule 144A Notes”	2.02
“Additional Notes”	2.01
“Additional 2010 Notes”	2.01
“Additional 2015 Notes”	2.01
“Agent Members”	2.16
“Change of Control Offer”	4.12
“Change of Control Purchase Date”.	4.12
“Change of Control Purchase Price”	4.12
“Covenant Defeasance”	9.01
“CUSIP”	2.14
“Designation”	4.09
“Designation Amount”	4.09
“Events of Default”	6.01
“Exchange Offer”	2.17

“Global Notes”	2.16
“Legal Defeasance”	9.01
“Legal Holiday”	11.07
“lien”	4.06
“Paying Agent”	2.04
“Redesignation”	4.09
“Registrar”	2.04
“Regulation S Global Note”	2.16
“Regulation S Notes”	2.02
“Restricted Global Note”	2.16
“Restricted Payment”	4.08
“Rule 144A Notes”	2.02

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          “indenture securities” means the Notes.

          “indenture securityholder” means a Holder.

          “indenture to be qualified” means this Indenture.

          “indenture trustee” or “institutional trustee” means the Trustee.

          “obligor on this indenture securities” means the Company or any other obligor on the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.04. Rules of Construction.

          Unless the context otherwise requires:

     (i) a term has the meaning assigned to it herein, whether defined expressly or by reference;

     (ii) “or” is not exclusive;

     (iii) words in the singular include the plural, and in the plural include the singular;

     (iv) words used herein implying any gender shall apply to both genders;

     (v) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

     (vi) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

     (vii) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and

     (viii) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

Article Two

THE SECURITIES

SECTION 2.01. Amount of Notes.

          The Trustee shall initially authenticate Notes for original issue on the Issue Date in an aggregate principal amount of (i) $150,000,000 of the 2010 Notes and (ii) $350,000,000 of the 2015 Notes upon a written order of the Company (other than as provided in Section 2.08). The Trustee shall authenticate additional 2010 Notes (“Additional 2010 Notes”) and additional 2015 Notes (“Additional 2015 Notes” and, together with the Additional 2010 Notes, the “Additional Notes”) thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture), as either Initial Notes or registered notes as the same series as the Exchange Notes, for original issue upon a written order of the Company in the form of a Company Order in aggregate principal amount as specified in such order (other than as provided in Section 2.08). Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

          Notwithstanding anything else in this Indenture to the contrary, at the Company’s option, Additional Notes may be issued with the same CUSIP number as the Exchange Notes and without the Private Placement Legend, provided that the Company has furnished an Opinion of Counsel to the Trustee confirming such issuance would not conflict with federal and state securities laws and the rules and regulations of the Commission.

SECTION 2.02. Form and Dating.

          The 2010 Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-1, which is incorporated in and forms a part of this Indenture. The 2015 Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-2, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Without limiting the generality of the foregoing, the 2010 Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“2010 Rule 144A Notes”), and the 2015 Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“2015 Rule 144A Notes” and, together with the 2010 Rule 144A Notes, the “Rule 144A Notes”) shall bear the legend set forth in Exhibit B and include the form of assignment, the 2010 Notes offered and sold in offshore transactions in reliance on Regulation S (“2010 Regulation S Notes”) and the 2015 Notes offered and sold in offshore transactions in reliance on Regulation S (“2015 Regulation S Notes” and, together with the 2010 Regulation S Notes, the “Regulation S Notes”) shall bear the legend and include the form of assignment set forth in Exhibit C. Each Note shall be dated the date of its authentication.

          The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

          The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03. Execution and Authentication.

          The Notes shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or any Vice President. The signature of any of these officers on the Notes may be manual or facsimile.

          If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

          The Notes shall be issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple of $1,000.

SECTION 2.04. Registrar and Paying Agent.

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent.

          The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

          The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture, and the Corporate Trust Office of the Trustee as the office or agency of the Company for such purposes, and the Company may change the Paying Agent without prior notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent.

SECTION 2.05. Paying Agent To Hold Money in Trust.

          Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder; provided that if the Company or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require the Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders; provided that, as long as the Trustee is the Registrar, no such list need be furnished.

SECTION 2.07. Transfer and Exchange.

          Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Company may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06 or 8.05 (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the redemption of Notes, except the unredeemed portion of any Note being redeemed in part.

          Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry system.

          Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any Federal or state securities laws.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.08. Replacement Notes.

          If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Company.

SECTION 2.09. Outstanding Notes.

          The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

          If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers’ Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11. Temporary Notes.

          Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12. Cancellation.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall deliver such canceled Notes to the Company. The Company may not reissue or resell, or issue new Notes to replace Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation (other than in accordance with this Indenture).

SECTION 2.13. Defaulted Interest.

          If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14. CUSIP Number.

          The Company in issuing the Notes may use a “CUSIP,” “ISIN” or other similar number, and if so, such CUSIP, ISIN or other similar number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other similar number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any such CUSIP, ISIN or other similar number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP, ISIN or other similar number.

SECTION 2.15. Deposit of Moneys.

          Prior to 11:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global

Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16. Book-Entry Provisions for Global Notes.

          (a) The 2010 Rule 144A Notes shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “2010 Restricted Global Note”). The 2015 Rule 144A Notes shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “2015 Restricted Global Note” and, together with the 2010 Restricted Global Note, the “Restricted Global Note”). The 2010 Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “2010 Regulation S Global Note”). The 2015 Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “2015 Regulation S Global Note” and, together with the 2010 Regulation S Global Note, the “Regulation S Global Note”). The Restricted Global Note and the Regulation S Global Note and any other global notes representing the Notes (collectively, the “Global Notes”) shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the The Bank of New York as custodian for such Depository and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

          Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization (which may be in electronic form) furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          None of the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes, for maintaining, supervising or reviewing any records relating to such beneficial owner interests, or for any acts or omissions of a Depository or for any transactions between a Depository and any beneficial owner or between or among beneficial owners. No owner of a beneficial interest in the Notes shall have any rights under this Indenture, and the Depository or its nominee, if any, shall be deemed and treated by the Company, the Trustee, the Registrar, any Paying

Agent or any agent of any of them as the absolute owner and holder of such Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by a Depository, or any of its members and any other Person on whose behalf such member may act, the operation of customary practices of such Persons governing he exercise of the rights of a beneficial owner of any Notes.

          (b) Transfers and exchanges pursuant to Section 2.16 and 2.17 may only be made between Notes of the same series. Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, with respect to (x) or (y), the Company thereupon fails to appoint a successor depository within 90 days of such notice or cessation or (ii) upon the request of the Depository at any time that there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

          (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Company determines otherwise in compliance with applicable law.

          (f) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (g) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17. Special Transfer Provisions.

          (a) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder’s Note stating, or to a transferee who has advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

          (b) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

          (i) the Registrar shall register the transfer of any Note constituting a Restricted Note whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date), as evidenced by an Officers’ Certificate from the Company to such effect or (y)(1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto and any legal opinions and certifications required thereby or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by Section 2.17(b)(i) and (y) written instructions given in accordance with the Depositary’s and the Registrar’s procedures; whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred and (b) the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount; and

          (iii) in the case of a transfer to a Non-U.S. Person, if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

          (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) such Note has been issued pursuant to Section 2.17(f), (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers’ Certificate from the Company to such effect or (iv) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor an Affiliate of the Company has held any beneficial interest in such Note or portion thereof at any time since the Issue Date) and the Registrar has received an Officers’ Certificate from the Company to such effect.

          (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          (e) Certain Transfers in Connection with and After the Exchange Offer under the Registration Rights Agreement. Notwithstanding any other provision of this Indenture:

          (i) no Exchange Notes issued may be exchanged by the Holder thereof for a Note issued on the Issue Date;

          (ii) accrued and unpaid interest on the Notes issued on the Issue Date being exchanged in the exchange offer contemplated by the Registration Rights Agreement (the “Exchange Offer”) shall be due and payable on the next Interest Payment Date for the Exchange Notes following the Exchange Offer and shall be paid to the Holder on the relevant record date of the Exchange Notes issued in respect of the Note issued on the Issue Date being exchanged; and

          (iii) interest on the Note issued on the Issue Date being exchanged in the Exchange Offer shall cease to accrue on the date of completion of the Exchange Offer and interest on the Exchange Notes to be issued in the Exchange Offer shall accrue from the date of the completion of the Exchange Offer.

          (f) Exchange Offer. Upon the occurrence of the Exchange Offer, the Company will issue and, upon a written order of the Company the Trustee will authenticate:

          (i) one or more Global Notes not bearing the Private Placement Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes bearing the Private Placement Legend that are accepted for exchange in the Exchange Offer by Persons that (A) are not Broker-Dealers, (B) are not participating in a distribution of the Exchange Notes and (C) are not affiliates (as defined in Rule 144) of the Company, as evidenced by an Officers’ Certificate from the Company to such effect; and

          (ii) one or more Physical Notes not bearing the Private Placement Legend in an aggregate principal amount equal to the principal amount of the Physical Notes bearing the Private Placement Legend that are accepted for exchange in the Exchange Offer by Persons that (A) are not Broker-Dealers, (B) are not participating in a distribution of the Exchange Notes and (C) are not affiliates (as defined in Rule 144) of the Company, as evidenced by an Officers’ Certificate from the Company to such effect.

          Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Global Notes bearing the Private Placement Legend to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Physical Notes so accepted Physical Notes not bearing the Private Placement Legend in the appropriate principal amount.

          The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18. Computation of Interest.

          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Article Three

REDEMPTION

SECTION 3.01. Election To Redeem; Notices to Trustee.

          If the Company elects to redeem 2010 Notes or 2015 Notes, as the case may be, pursuant to paragraph 5 or 6 of the 2010 Notes or paragraph 5, 6 or 7 of the 2015 Notes, at least 30 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of such Notes to be redeemed and the Redemption Price, and deliver to the Trustee, no later than two Business Days prior to the redemption date, an Officers’ Certificate stating that such redemption will comply with the conditions contained in paragraph 5 or 6 of the 2010 Notes and paragraph 5, 6 or 7 of the 2015 Notes. Notice given to the Trustee pursuant to this Section 3.01 may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

SECTION 3.02. Selection by Trustee of Notes To Be Redeemed.

          The Trustee shall select the Notes to be redeemed by lot on a pro rata basis or by such means as are fair and reasonable (subject to procedures of the Depository) unless otherwise required by law. The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption.

          At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.

          The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price;

          (iii) if fewer than all outstanding Notes are to be redeemed, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (iv) the name and address of the Paying Agent;

          (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (vi) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

          (vii) if such notice is conditioned upon the occurrence of one or more conditions precedent, the nature of such conditions precedent;

          (viii) the aggregate principal amount of Notes that are being redeemed;

          (ix) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (x) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company’s written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s sole expense.

SECTION 3.04. Effect of Notice of Redemption.

          Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if mailed in the manner provided in Section 3.03, shall be conclusively presumed to have been given whether or not the Holder receives such notice.

SECTION 3.05. Deposit of Redemption Price.

          On or prior to 11:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the Redemption Price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

          On and after any Redemption Date, if money sufficient to pay the Redemption Price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.06. Notes Redeemed in Part.

          Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note surrendered, except that if a Global Note is so surrendered, the Company shall execute and the Trustee shall authenticate and deliver to the Depository, a new Global Note in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered.

SECTION 3.07. Mandatory Redemption.

          The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Article Four

COVENANTS

SECTION 4.01. Payment of Principal, Premium and Interest.

          The Company covenants and agrees that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 4.02. Maintenance of Office or Agency.

          The Company will maintain in each Place of Payment for Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03. Corporate Existence.

          Subject to Article Five, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation.

SECTION 4.04. Money for Notes Payments To Be Held in Trust.

          If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have a Paying Agent for the Notes, it will, prior to 11:00 a.m., New York City time, on each due date of the principal of (and premium, if any) or interest on the Notes, deposit with the Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause the Paying Agent, other than the Trustee, to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that the Paying Agent will:

     (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest on the Notes; and

     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct the Paying Agent to pay, to the Trustee all sums held in trust by the Company or the Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or the Paying Agent; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or the Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on the Notes and remaining unclaimed for three years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or the Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 4.05. Payment of Taxes and Other Claims.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary, and (2) all lawful claims against the Company or any Restricted Subsidiary for labor, materials and supplies which in the case of either clause (1) or (2) of this Section, if unpaid, might by law become a lien upon a Property; provided, however, that neither the Company nor any Restricted Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.06. Restrictions on Secured Debt.

          (a) Neither the Company nor any Restricted Subsidiary will create, incur, issue, assume or guarantee any indebtedness (excluding for purposes of this Section 4.06, any Qualified Receivables Transaction) secured by a mortgage, security interest, pledge or lien (which are referred to herein, collectively, as a “lien”) of or upon any of its assets (including, without limitation, any shares of capital stock or indebtedness of any Subsidiary), whether owned at the Issue Date or acquired after the Issue Date, without ensuring that the Notes (together with, if the Company decides, any other indebtedness created, issued, assumed or guaranteed by the Company or any Restricted Subsidiary and then existing or thereafter created) will be secured by such lien equally and proportionately with (or, at the Company’s option, prior to) such indebtedness.

          (b) The provisions of Section 4.06(a) will not apply to indebtedness secured by any of the following:

     (1) liens on any property acquired, constructed or improved by the Company or any Restricted Subsidiary after the Issue Date to secure indebtedness (including Capital Lease Obligations) incurred for the purpose of financing or refinancing all or any part of the purchase price of such property or of the cost of any construction or improvements on such properties, in each case, to the extent that the indebtedness is incurred prior to or within 270 days after the applicable acquisition, completion of construction or beginning of commercial operation of such property, as the case may be;

     (2) liens on any property existing at the time the Company or any Restricted Subsidiary acquire such property (provided that such lien is not incurred in anticipation of such transaction and does not extend beyond the property subject thereto or secure any indebtedness that is not secured thereby immediately prior to such transaction);

     (3) liens on property of a Person existing at the time the Company or any Restricted Subsidiary merge or consolidate with such Person or at the time the Company or any Restricted Subsidiary acquire all or substantially all of the properties of such Person and extending only to the property so acquired (provided that such lien is not incurred in anticipation of such transaction and does not extend beyond the property subject thereto or secure any indebtedness that is not secured thereby immediately prior to such transaction);

     (4) liens on any property of a Person existing at the time such Person becomes a Subsidiary; provided that such lien is not incurred in anticipation of such transaction and does not extend beyond the property subject thereto or secure any indebtedness that is not secured thereby immediately prior to such transaction;

     (5) liens securing any Credit Agreement, provided that the aggregate amount of indebtedness thereunder does not exceed the greater of (x) $500,000,000 and (y) the Borrowing Base;

     (6) liens to secure indebtedness of any Subsidiary to the Company or a Restricted Subsidiary; and

     (7) extensions, renewals or replacements of any lien existing on the Issue Date or any lien referred to above; however, the principal amount of indebtedness secured thereby may not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement plus the amount of reasonable fees and expenses in connection therewith, and such extension, renewal or replacement will be limited to all or a part of the property (plus improvements and construction on such property) which was subject to the lien so extended, renewed or replaced.

          (c) Notwithstanding the provisions of Section 4.06(a), the Company or any Restricted Subsidiary may, without having to equally and proportionately secure the Notes, issue, assume or guarantee indebtedness secured by a lien not excepted from the restriction set forth above if the total of:

     (1) such indebtedness; plus

     (2) all other indebtedness (other than any Qualified Receivables Transaction) that the Company and the Restricted Subsidiaries have incurred or have guaranteed existing at such time and secured by liens not excepted pursuant to Section 4.06(b); plus

     (3) the Attributable Debt existing in respect of Sale Leaseback Transactions existing at such time does not at the time of incurrence of such indebtedness exceed 10% of Consolidated Net Tangible Assets.

          Attributable Debt with respect to Sale Leaseback Transactions in respect of which an amount (equaling at least the net proceeds of the sale of property) is used within 180 days after the effective date of the arrangement to make non-mandatory prepayments on long-term indebtedness, retire long-term indebtedness or acquire, construct or improve assets used or useful in the business of the Company or its Restricted Subsidiaries will not be included for the purposes of calculating Attributable Debt in the preceding paragraph of this Section 4.06(c).

          If an Unrestricted Subsidiary is Redesignated as a Restricted Subsidiary or becomes a Restricted Subsidiary as a result of a Fall-Away Event, any liens on the assets of that Subsidiary existing at the time that such Subsidiary was Redesignated or at the time such Fall-Away Event occurs that secure any indebtedness of such Subsidiary (or any refinancing thereof that complies with clause (b)(7) of this Section 4.06) will not result in such Subsidiary being required to equally and ratably secure the Notes. However, the amount of indebtedness secured by such liens shall be included in any subsequent determination of whether a future incurrence of indebtedness by the Company or a Restricted Subsidiary meets the test set forth in the first paragraph of this Section 4.06(c).

SECTION 4.07. Restrictions on Sale Leaseback Transactions.

          Neither the Company nor any Restricted Subsidiary will enter into any Sale Leaseback Transaction with respect to any asset unless:

     (1) the Company or such Restricted Subsidiary is entitled under the provisions described in Section 4.06(c) to create, issue, assume or guarantee indebtedness secured by a lien on such property in an amount at least equal to the Attributable Debt in respect of the Sale Leaseback Transaction without having to equally and ratably secure the Notes; or

     (2) the Company applies an amount (equaling at least the net proceeds of the sale of property) within 180 days after the effective date of the arrangement to make non-mandatory prepayments on long-term indebtedness, retire long-term indebtedness or acquire, construct or improve assets used or useful in the business of the Company or its Restricted Subsidiaries.

SECTION 4.08. Limitation on Restricted Payments.

          (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

     (1) declare or pay any dividend on, or make any distribution to holders of, any             shares of the Company’s Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

     (2) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock or any Capital Stock of any Subsidiary (other than (a) Capital Stock of any Wholly Owned Subsidiary of the Company or (b) purchases, redemptions, defeasances or other acquisitions made by a Restricted Subsidiary on a pro rata basis from all stockholders of such Restricted Subsidiary) or options, warrants or other rights to acquire such Capital Stock;

     (3) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Restricted Subsidiaries or (b) dividends or distributions made by a Restricted

Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary); or

     (4) make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing actions described in clauses (1) through (4) of this paragraph (a) being referred to as “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred), unless:

     (i) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

     (ii) immediately after giving effect to such proposed Restricted Payment on a pro forma basis, the Company’s Consolidated Fixed Charge Coverage Ratio is equal to or greater than 2:1;

     (iii) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the Issue Date (other than Restricted Payments permitted by clauses (2) through (9) of Section 4.08(b)) does not exceed the sum of:

     (A) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on the first day of the Company’s fiscal quarter in which the Issue Date occurs and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

     (B) the aggregate Net Cash Proceeds received after the Issue Date by the Company either (1) as capital contributions in the form of common equity to the Company or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock as set forth below in clause (2) of Section 4.08(b));

     (C) the aggregate Net Cash Proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid);

     (D) the aggregate Net Cash Proceeds received after the Issue Date by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after the Issue Date, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid);

     (E) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes; provided that the amount of cash return on such Restricted Investment shall be excluded from Consolidated Net Income for purposes of calculating clause (iii)(A) of this paragraph (a) to the extent included in Consolidated Net Income;

     (F) upon a Redesignation of an Unrestricted Subsidiary designated as such after the Issue Date as a Restricted Subsidiary, the lesser of (a) the Fair Market Value of the Company’s proportionate interest in such Subsidiary immediately following such Redesignation, and (b) the aggregate amount of the Company’s Investments in such Subsidiary to the extent such Investments reduced the amount available under this clause (iii) and were not previously repaid or otherwise reduced; and

     (G) $50.0 million.

          (b) Notwithstanding the provisions of Section 4.08(a), and in the case of clauses (5) through (8) of this paragraph (b), so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions:

     (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted or not precluded by the provisions of this Indenture (the declaration after the Issue Date of such payment will be deemed a Restricted Payment under Section 4.08(a)

as of the date of declaration but the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under Section 4.08(a));

     (2) the making of a Restricted Payment in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (iii)(B) of Section 4.08(a);

     (3) the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Company;

     (4) the repurchase of Capital Stock deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options;

     (5) the repurchase, redemption, or other acquisition or retirement for value of any class of Capital Stock of the Company from employees, former employees, directors or former directors of the Company or any Restricted Subsidiary pursuant to the terms of the agreements pursuant to which such Capital Stock was acquired in an amount of up to $5.0 million per calendar year (with any unused amount of such $5.0 million carried forward and available in the next succeeding year only);

     (6) the repurchase of any Redeemable Capital Stock of the Company at a purchase price not greater than 101% of the principal amount or liquidation preference of such Redeemable Capital Stock in the event of a Change of Control pursuant to a provision similar to “Purchase of Notes Upon a Change of Control”; provided that prior to consummating any such repurchase, the Company has made the Change of Control Offer required herein and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer;

     (7) the declaration or payment of cash dividends on the Company’s common stock in an amount not to exceed $0.06 per share in any fiscal quarter (as adjusted so that the aggregate amount payable pursuant to this clause (7) is not increased or decreased solely as a result of any stock-split, stock dividend or similar reclassification) plus the payment of pro rata dividends on shares subject to issuance pursuant to outstanding options;

     (8) at any time prior to June 30, 2006, the Company may purchase shares of its common stock through a repurchase program or open market purchases for total consideration not to exceed $250,000,000, and

     (9) the Transactions will be permitted.

     SECTION 4.09. Limitations on Designation of Unrestricted Subsidiaries.

     (a) Prior to a Fall-Away Event, the Company may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Company as an Unrestricted Subsidiary (a “Designation”) only if:

     (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

     (ii) the Company would be permitted to make, at the time of such Designation, (A) a Permitted Investment or (B) an Investment pursuant to Section 4.08(a), in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Company’s proportionate interest in such Subsidiary on such date.

     (b) No Subsidiary shall be Designated as an Unrestricted Subsidiary unless such Subsidiary:

     (i) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Company or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates; and

     (ii) is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (A) to subscribe for additional Capital Stock or (B) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture.

     (c) The Company may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

     (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

     (ii) all Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be made for all purposes of this Indenture.

All Designations and Redesignations must be evidenced by resolutions of the board of directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.10. Additional Guarantees.

          (a) If any Subsidiary of the Company that is not a Guarantor becomes a guarantor or obligor in respect of any other Triggering Indebtedness, the Company shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary shall agree to Guarantee the Company’s obligations under the Notes, to the extent set forth in Article 10.

          (b) Notwithstanding the provisions of Section 4.10(a), a Guarantee of a Guarantor will be released:

     (1) upon a sale or disposition of such Subsidiary in a transaction that complies with this Indenture such that such Subsidiary ceases to be a Subsidiary;

     (2) upon payment in full of all principal, premium, if any, and interest on the Notes; or

     (3) upon the release of the Guarantor’s guarantee under the applicable Triggering Indebtedness.

SECTION 4.11. Reports to Holders.

          (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes:

     (1) all quarterly and annual financial information that is required to be filed with the Commission on Forms 10-Q and 10-K to the extent the Company does not file such Forms with the Commission, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent accountants; and

     (2) all current reports that are required to be filed with the Commission on Form 8-K to the extent the Company does not file such reports with the Commission.

          (b) In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in paragraph (a)(1) and (2) of this Section 4.11 with the Commission for public availability unless the Commission will not accept such a filing, within the time periods specified in the Commission’s rules and regulations, and make such information available to securities analysts and prospective investors upon request.

          (c) The Company shall file with the Trustee within 15 days after it files with the Commission copies of the annual reports and of the information, documents and other reports which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a), including the provision of the compliance certificate under TIA Section 314(a)(4), which compliance certificate shall be delivered to the Trustee no later than July 30th of each year, commencing with the year 2006. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

          (d) For so long as any Restricted Notes are outstanding the Company agrees that, in order to render such Restricted Notes eligible for resale pursuant to Rule 144A under the Securities Act, it will make available, upon request, to any Holder of Restricted Notes or prospective purchasers of Restricted Notes the information specified in Rule 144A(d)(4), unless the Company furnishes such information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

SECTION 4.12. Purchase of Notes Upon a Change of Control.

          (a) If a Change of Control occurs, each Holder of Notes will have the right to require that the Company purchase all or any part (in integral multiples of $1,000) of such Holder’s Notes pursuant to a Change of Control offer (a “Change of Control Offer”) except that the Company shall not be obligated to repurchase the Notes pursuant to this Section 4.12 in the event that the Company has exercised the right to optionally redeem all of the Notes. In the Change of Control Offer, the Company will offer to purchase all of the Notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date).

          (b) Within 30 days after any Change of Control or, at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company must notify the Trustee and give written notice of the Change of Control to each Holder of Notes, by first-class mail, postage prepaid, at its address appearing in the security register. The notice must state, among other things:

      (1) that a Change of Control has occurred or will occur and the date of such event;

      (2) the purchase price and the purchase date which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the purchase date may not occur prior to the Change of Control;

      (3) that any Note not tendered will continue to accrue interest;

      (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

      (5) that Holders electing to have any Notes purchased pursuant to a Change in Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change in Control Purchase Date;

      (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change in Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased;

      (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

      (8) other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

          (c) On the Change of Control Purchase Date, the Issuer will, to the extent permitted by law,

     (1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Purchase Price in respect of all Notes or portions thereof so tendered; and

     (3) deliver, or cause to be delivered, to the Trustee for cancellation of the Notes so accepted together with an Officers’ Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

          (d) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          (e) To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company will comply with the applicable securities laws and regulations, including with Section 14(e) of the Exchange Act, and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

     SECTION 4.13. Fall Away Event.

          In the event of the occurrence of a Fall Away Event, (and notwithstanding the failure of the Company subsequently to maintain an Investment Grade Rating), Sections 4.08 and 4.09 of this Indenture shall each no longer be in effect for the remaining term of the Notes. Sections 4.06, 4.07, 4.10 and 4.12 and the provisions set forth under Article Five of this Indenture will continue to be applicable in the event of the occurrence of a Fall Away Event.

Article Five

SUCCESSOR CORPORATION

SECTION 5.01. Consolidation, Merger and Sale of Assets.

          The Company may consolidate or merge with or into any other corporation (or, if a corporate co-issuer formed under the laws of the United States, any state in the United States or the District of Columbia becomes a co-obligor on the Notes, any limited partnership or limited liability company), or lease, sell or transfer all or substantially all of the Company’s property and assets if:

     (a) the Person formed by such consolidation or into which the Company is merged, or the party which acquires by lease, sale or transfer all or substantially all of the Company’s property and assets is a corporation organized and existing under the laws of the United States, any state in the United States or the District of Columbia;

     (b) the Person formed by such consolidation or into which the Company is merged, or the party which acquires by lease, sale or transfer all or substantially all of the Company’s property and assets, agrees to pay the principal of, and any premium and interest on, the Notes and perform and observe all covenants and conditions of this Indenture by executing and delivering to the Trustee a supplemental indenture; and

     (c) immediately after giving effect to such transaction and treating indebtedness for borrowed money which becomes the Company’s obligation or an obligation of a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Default or Event of Default, has happened and is continuing.

          If, upon any such consolidation or merger, or upon any such lease, sale or transfer of any of the Company’s assets or of any asset of any Subsidiary, owned immediately prior to the transaction, would thereupon become subject to any lien securing any indebtedness of, or guaranteed by, such other Person or party (other than any lien permitted as described under Section 4.06), the Company, prior to such consolidation, merger, lease, sale or transfer, will, by executing and delivering to the Trustee a supplemental indenture, secure the due and punctual payment of the principal of, and any premium and interest on, the Notes (together with, if the Company decides, any other indebtedness of, or guaranteed by, the Company or any Subsidiary then existing or thereafter created) equally and ratably with (or, at the Company’s option, prior to) the indebtedness secured by such lien.

Article Six

DEFAULTS AND REMEDIES

     SECTION 6.01. Events of Default.

          The following events shall be “Events of Default” (it being understood that any of the Events of Default listed in clauses (1) through (4) that only relates to the 2010 Notes or the 2015 Notes shall not constitute an Event of Default with respect to the unaffected series of Notes):

     (1) a failure to pay interest upon the 2010 Notes or 2015 Notes, as the case may be, that continues for a period of 30 days after payment is due;

     (2) a failure to pay the principal or premium, if any, on the 2010 Notes or the 2015 Notes, as the case may be, when due upon maturity, redemption, acceleration or otherwise;

     (3) a failure to comply with Section 5.01 or to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.12;

     (4) a failure to comply with any of the Company’s other agreements contained in this Indenture herein applicable to the 2010 Notes or the 2015 Notes, as the case may be, for a period of 60 days after written notice to the Company of such failure from the Trustee (or to the Company and the Trustee from the Holders of at least 25% of the principal amount of the 2010 Notes or 2015 Notes, as the case may be) specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

     (5) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding indebtedness in excess of $40 million, individually or in the aggregate, and either:

     (A) such default results from the failure to pay such indebtedness at its stated final maturity and such default has not been cured or the indebtedness repaid in full within ten days of the default; or

     (B) such default or defaults have resulted in the acceleration of the maturity of such indebtedness and such acceleration has not been rescinded or such indebtedness repaid in full within ten days of the acceleration;

     (6) one or more judgments or orders that exceed $40 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days after such judgment or judgments become final and nonappealable;

     (7) any Guarantee by a significant subsidiary shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

     (8) the Company or any significant subsidiary pursuant to or within the meaning of any Bankruptcy Law:

     (A) commences a voluntary insolvency proceeding;

     (B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

     (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

     (D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency; provided, however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary, other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 6.01(8); and

     (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (A) is for relief against the Company or any significant subsidiary in an involuntary insolvency proceeding;

     (B) appoints a Custodian of the Company or any significant subsidiary or for any substantial part of their property;

     (C) orders the winding-up, liquidation or dissolution of the Company or any significant subsidiary;

     (D) orders the presentation of any plan or arrangement, compromise or reorganization of the Company or any significant subsidiary; or

     (E) grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 90 days;

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

SECTION 6.02. Acceleration of Maturity; Rescission.

          If an Event of Default with respect to a series of the Notes (other than an Event of Default specified in Sections 6.01(8) and 6.01(9) with respect to the Company) shall have occurred and be continuing, the Trustee or the registered Holders of not less than 25% in aggregate principal amount of such series of Notes, then outstanding may declare to be immediately due and payable the principal amount of all such Notes then outstanding by written notice to the Company and the Trustee, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default specified in Sections 6.01(8) and 6.01(9) with respect to the Company shall occur, such amount with respect to all the Notes shall be automatically due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered Holders of a majority in aggregate principal amount of the 2010 Notes or the 2015 Notes, as the case may be, then outstanding may rescind and annul such acceleration if (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts due to the Trustee under Section 7.07 and (v) in the event of the cure or waiver of an Event of Default of the type described in either Section 6.01(8) or (9), the Trustee shall have received an Officers’ Certificate to the effect that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          Subject to Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes, unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to Section 7.07, the Holders of a majority in aggregate principal amount of the 2010 Notes or the 2015 Notes, as the case may be then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such series of Notes.

SECTION 6.03. Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the 2010 Notes and/or the 2015 Notes, as the case may be, or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.

SECTION 6.04. Waiver of Past Defaults and Events of Default.

          Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the then outstanding 2010 Notes or the 2015 Notes, as the case may be, may on behalf of the Holders of all the affected Notes of such series waive any past Default with respect to Notes of such series and its consequences by providing written notice thereof to the Company and the Trustee, except a Default (1) in the payment of interest on or the principal of any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Company, the Trustee and the Holders of the 2010 Notes or the 2015 Notes, as the case may be, will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority.

          The Holders of at least a majority in aggregate principal amount of the outstanding series of 2010 Notes or the 2015 Notes, as the case may be, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes of such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the affected Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

SECTION 6.06. Limitation on Suits.

          No Holder of Notes will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:

               (1) the Holder gives the Trustee written notice of a continuing Event of Default,

               (2) the Holders of at least 25% in aggregate principal amount of outstanding 2010 Notes or the 2015 Notes, as the case may be, make a written request to the Trustee to institute such proceeding or pursue such remedy as trustee,

               (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense,

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity, and

               (5) during such 60-day period the Holders of at least a majority in aggregate principal amount of the outstanding 2010 Notes or the 2015 Notes, as the case may be, do not give the Trustee a direction that is inconsistent with the request.

          However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due date expressed in such Note.

SECTION 6.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

          No past, present or future director, manager, trustee, officer, employee, member, partner, agent, shareholder or Affiliate of the Company shall have any liability for any obligations of the Company under the Notes, or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 6.08. Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of the Holder.

SECTION 6.09. Collection Suit by Trustee.

          If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid.

SECTION 6.10. Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement,

adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 6.11. Priorities.

          Any money or property collected by the Trustee pursuant to this Article Six, and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied in the following order:

          FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07;

          SECOND: to Holders for amounts due and unpaid on the affected Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

          THIRD: to the Company.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

SECTION 6.13. Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy occurring upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Article Seven

TRUSTEE

SECTION 7.01. Duties of Trustee.

          (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

          The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee

(unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate, subject to the requirement in the preceding sentence, if applicable.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (1) This paragraph does not limit the effect of Section 7.01(b) or Section 7.01(d).

     (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

     (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the Notes received by it pursuant to the terms hereof.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

          (e) Whether or not therein expressly so provided, Sections 7.01(a), (b), (c), (d) and (e) shall govern every provision of this Indenture that in any way relates to the Trustee.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be liable for interest or earnings on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02. Rights of Trustee.

     Subject to Section 7.01:

          (1) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

          (6) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

          (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books records, and premises of the Company, personally or by agent or attorney at the sole cost of the

Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (8) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

          (9) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          (10) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not suspended.

          (11) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03. Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Company, or any Affiliate thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes and it shall not be accountable for the Company’s use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes or this Indenture other than its certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 to be supplied to the Company will be true and accurate subject to the qualifications set forth therein.

SECTION 7.05. Notice of Defaults.

          If a Default with respect to the Notes of any series occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Holder of such series a notice of the Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default in payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reports by Trustee to Holders.

          If required by TIA § 313(a), within 60 days after June 15 of any year, commencing 2006, the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c) and comply with TIA § 313(d).

SECTION 7.07. Compensation and Indemnity.

          The Company shall pay to the Trustee and Agents from time to time such compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Company shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel, except any expense disbursement or advance as may be attributable to its willful misconduct or negligence.

          The Company shall fully indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Company shall not relieve the Company of its obligations hereunder. In the event that a conflict of interest exists or potential harm to the Trustee’s business exists, the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Company and the Company shall pay the reasonable fees and expenses of such counsel.

          Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own willful misconduct or negligence.

          To secure the payment obligations of the Company in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee and such money or property held in trust to pay principal of and interest on particular Notes.

          The obligations of the Company under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be the liability of the Company and the lien provided for under this Section 7.07 and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven.

SECTION 7.08. Replacement of Trustee.

          The Trustee may resign at any time by so notifying the Company in writing no later than 15 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company’s written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

     (1) the Trustee fails to comply with Section 7.10 or Section 310 of the TIA;

     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief entered with respect to the Trustee under Bankruptcy Law;

     (3) a receiver or other public officer takes charge of the Trustee or its property; or

     (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction, in the case of the Trustee, for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to the lien and its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the lien and Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Consolidation, Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50 million as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA § 310(b), including the provision in § 310(b)(1). For purposes of Section 310(b)(1) of the TIA and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Notes of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Notes of the other series. Nothing contained herein shall prevent the Trustee from filing the application provided for in the second to last sentence of Section 310(b) of the TIA.

SECTION 7.11. Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Article Eight

MODIFICATION AND WAIVER

SECTION 8.01. Without Consent of Holders.

     (a) The Company and the Trustee may modify or amend this Indenture without the consent of any Holder, for any of the following purposes:

     (i) to cure any ambiguity, defect, mistake or inconsistency in this Indenture;

     (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (iii) to comply with the requirements of Section 5.01 or 4.10;

     (iv) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

     (v) to evidence and provide for the acceptance of appointment by a successor Trustee;

     (vi) to make any change that, in the good faith opinion of the board of directors of the Company, does not materially and adversely affect the legal rights under this Indenture of any Holder;

     (vii) to secure the Notes;

     (viii) to provide for the issuance of Additional 2010 Notes or Additional 2015 Notes in accordance with the limitations set forth in this Indenture;

     (ix) to conform the text of this Indenture, the Notes or Guarantees to any provision of the “Description of the Notes” contained in the confidential offering memorandum, dated July 14, 2005, relating to the Notes; and

     (x) to allow any Guarantor to execute a supplemental indenture and/or Guarantee with respect to the 2010 Notes or the 2015 Notes, as the case may be.

     (b) Upon the written request of the Company accompanied by a board resolution authorizing the execution of any such supplemental indenture and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall joint with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

SECTION 8.02. With Consent of Holders.

          (a) This Indenture as it applies to a series of Notes may be amended with the consent of the registered Holders of a majority in aggregate principal amount of the then outstanding Notes of such series (including consents obtained in connection with a tender offer or exchange offer for Notes of such series), and any past default or compliance with any provisions of this Indenture relating to a series of Notes may also be waived (except a default in the payment of principal, premium or interest and under Section 8.02(b) below) with the consent of the registered Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series.

          (b) However, without the consent of each Holder of a Note of a series, no amendment may,

     (i) change the due date of the principal of, or any installment of principal of or interest on, the Notes of such series;

     (ii) reduce the principal amount of, or any premium or interest rate on the Notes of such series;

     (iii) change the place or currency of payment of principal of, or any premium or interest on, the Note of such series;

     (iv) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer for the Notes of such series in the event of a Change of Control in accordance with Section 4.12, including, in each case, amending, changing or modifying any definitions related thereto, in each case, after the Company is obligated to make a Change of Control Offer;

     (v) release any Guarantor from any of its obligations under its Guarantee of the Notes of such series or this Indenture as it relates to such series of Notes otherwise than in accordance with the terms of this Indenture;

     (vi) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes of such series, after the due date thereof; or

     (vii) reduce the percentage in principal amount of the then outstanding Notes of such series, the consent of whose holders is required for modification or amendment of this Indenture, for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.

          (c) It is not necessary for the consent of the Holders of Notes under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

          (d) After an amendment that requires the consent of the Holders of the affected Notes becomes effective, the Company shall mail to each registered Holder of the affected Notes at such Holder’s address appearing in the security register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of such Notes, or any defect therein, shall not impair or affect the validity of the amendment.

          (e) Upon the written request of the Company accompanied by a board resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

SECTION 8.03. Compliance with Trust Indenture Act.

          Every amendment or supplement to this Indenture or the 2010 Notes or the 2015 Notes, as the case may be, shall comply with the TIA as then in effect.

SECTION 8.04. Revocation and Effect of Consents.

          (a) After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 8.05. Notation on or Exchange of Notes.

          If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06. Trustee To Sign Amendments, etc.

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture.

Article Nine

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01. Satisfaction and Discharge of Liability on Notes; Defeasance.

               (a) This Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding 2010 Notes or 2015 Notes, as the case may be, when either:

          (1) all the 2010 Notes or 2015 Notes, as the case may be, that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation; or

          (2) (a) all 2010 Notes or 2015 Notes, as the case may be, not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption, and, in any case, the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders of such Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation, (b) the Company has paid all sums payable by it under this Indenture, and (c) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the 2010 Notes or 2015 Notes, as the case may be, at maturity or on the date of redemption, as the case may be.

In addition, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

               (b) Subject to Sections 9.01(c) and 9.02, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding 2010 Notes or 2015 Notes, as the case may be (“Legal Defeasance”). Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes of the applicable series and the related Guarantees, and this Indenture shall cease to be of further effect as to all outstanding Notes of such series and the related Guarantees, except as to:

          (1) rights of Holders to receive payments in respect of the principal of and interest on the 2010 Notes or the 2015 Notes, as the case may be, when such payments are due from the trust funds referred to in Section 9.02,

          (2) the Company’s obligations with respect to the 2010 Notes or 2015 Notes, as the case may be, concerning issuing temporary Notes under Section 2.11, registration of Notes under Section 2.04, mutilated, destroyed, lost or stolen Notes under Section 2.08, and the maintenance of an office or agency for payment under Section 2.04 and money for security payments held in trust under Section 2.05,

          (3) the rights, powers, trust, duties, and immunities of the Trustee, and the Company’s obligation in connection therewith,

          (4) this Article Nine, and

          (5) obligations under the TIA.

          In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to Sections 4.06 through 4.12 under this Indenture with respect to either the 2010 Notes or the 2015 Notes (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default with respect to such Notes. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. The Company may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

        (c) If the Company exercises its Legal Defeasance option, payment of the 2010 Notes or the 2015 Notes, as the case may be, may not be accelerated because of an Event of Default with respect thereto.

        (d) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

        (e) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.04, 2.06, 2.07, 2.08, 7.07, 9.05 and 9.06 shall survive until such time as the 2010 Notes or the 2015 Notes, as the case may be, have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 9.05 and 9.06 shall survive.

SECTION 9.02. Conditions to Defeasance.

          To exercise the Legal Defeasance option or the Covenant Defeasance option in Section 9.01 with respect to the 2010 Notes or the 2015 Notes, as the case may be:

          (a) the Company must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders of the 2010 Notes or the 2015 Notes, as the case may be, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of and interest on the 2010 Notes or 2015 Notes, as the case may be, on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on such Notes;

          (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

               (i) the Company has received from, or there has been published by the Internal Revenue Service, a ruling; or

               (ii) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

          (d) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit);

          (e) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture or a default under any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds and the grant of any related liens to be applied to such deposit);

          (f) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others; and

          (g) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (a) through (f) and, in the case of the opinion of counsel, clauses (b) and/or (c) and (e) of this paragraph have been complied with.

          If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the 2010 Notes or 2015 Notes, as the case may be, when due, then the Company’s obligations and the obligations of Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.

SECTION 9.03. Deposited Money and Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

          All money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.02(a) in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 9.02(a) or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a request of the Company any money or Government Obligations held by it as provided in Section 9.02(a) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.04. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 9.01; provided that if the Company has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

SECTION 9.05. Moneys Held by Paying Agent.

          In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.02(a), to the Company upon a request of the Company, and thereupon the Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.06. Moneys Held by Trustee.

          Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company upon a request of the Company, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all liability of the Trustee or the Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Company either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the release of any money held in trust by the Company, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.

Article Ten

GUARANTEES

     SECTION 10.01. Guarantees.

          (a) Each Guarantor, hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that (i) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of any automatic stay provision of any Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03 hereof.

          Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

          (b) Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to either the 2010 Notes or 2015 Notes, as the case may be, except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

          (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor , any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

          (d) Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          (e) To evidence its Guarantee, each Guarantor hereby agrees that a Notation of Guarantee substantially in the form attached as Exhibit G hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered to the Trustee and that this Indenture or a supplemental indenture to this Indenture will be executed on behalf of such Guarantor by one of its Officers. Each Guarantor hereby agrees that its Guarantee will remain in full force and effect notwithstanding any failure to endorse on each Note a Notation of Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, will be deemed to constitute due delivery of the Notation of Guarantee set forth in this Indenture by the Guarantors.

SECTION 10.02. Severability.

          In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.03. Limitation of Liability.

          Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Article Ten, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

SECTION 10.04. Contribution.

          In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor under a Guarantee will be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.

SECTION 10.05. Subrogation.

          Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided, however, that if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

SECTION 10.06. Reinstatement.

          Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 10.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor.

SECTION 10.07. Release of a Guarantor.

          If no Default exists or would exist under this Indenture, the Guarantee issued by any Guarantor under this Indenture shall be automatically and unconditionally released and discharged upon:

(a) a sale or disposition of such Guarantor in a transaction that complies with this Indenture such that such Guarantor ceases to be a Subsidiary of the Company;

(b) payment in full of all principal, premium, if any, and interest on the Notes;

(c) the release of the Guarantor’s guarantee under the applicable Triggering Indebtedness; or

(d) Legal Defeasance, as provided in Article Nine.

SECTION 10.08. Benefits Acknowledged.

          Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its respective Guarantee and waiver pursuant to its respective Guarantee is knowingly made in contemplation of such benefits.

Article One

MISCELLANEOUS

SECTION 1.01. Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

          The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 1.02. Notices.

          Except for notice or communications to Holders, any notice or communication shall be given in writing and is duly given when received if delivered in person, when receipt is acknowledged if sent by facsimile, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:

If to the Company:

Mylan Laboratories Inc.
1500 Corporate Drive
Canonsburg, Pennsylvania 15317
Attn: Kristin Kolesar, Esq., Corporate Counsel
Fax: (724) 514-1871

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn: Stacy J. Kanter
Fax: (917) 777-3497

If to the Trustee, Registrar or Paying Agent:

Mailing Address:
The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286
Attn: Corporate Trust Division — Corporate Finance
Fax: (212) 815-5707

          Such notices or communications shall be effective when actually received and shall be sufficiently given if so given within the time prescribed in this Indenture.

          The Company or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

          In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 1.03. Communications by Holders with Other Holders.

          Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 1.04. Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture (except for the issuance of Notes on the Issue Date), if so requested by the Trustee, the Company shall furnish to the Trustee:

     (1) an Officers’ Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel (which shall include the statements set forth in Sections 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with (to the extent such conditions precedent involve legal conclusions).

SECTION 1.05. Statements Required in Certificate and Opinion.

          Each certificate with respect to compliance by or on behalf of the Company with a condition or covenant provided for in this Indenture shall include:

     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 1.06. Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 1.07. Legal Holidays.

          A “Legal Holiday” is a Saturday, a Sunday or other day on which (i) commercial banks in the City of New York and the City of Chicago are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 1.08. Governing Law.

          This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 1.09. Waiver of Jury Trial.

          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

SECTION 11.10. No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 11.11. Successors.

          All agreements of the Company in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 11.12. Multiple Counterparts.

          The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 11.13. Table of Contents, Headings, etc.

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14. Separability.

          Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

MYLAN LABORATORIES INC.

By:	/s/ EDWARD J. BORKOWSKI

Name: Edward J. Borkowski
Title: Chief Financial Officer

MYLAN PHARMACEUTICALS INC.
MILAN HOLDING INC.
MYLAN BERTEK PHARMACEUTICALS INC.
MYLAN INC.
UDL LABORATORIES, INC.
MYLAN TECHNOLOGIES INC.
MYLAN INTERNATIONAL HOLDINGS, INC.
MYLAN CARIBE, INC.
MLRE LLC
MP AIR INC.
BERTEK INTERNATIONAL, INC.

By:	/s/ EDWARD J. BORKOWSKI

Name: Edward J. Borkowski
Title: Vice President

MLRE LLC

By:	/s/ EDWARD J. BORKOWSKI

Name: Edward J. Borkowski
Title: Manager

S-1

THE BANK OF NEW YORK, as Trustee

By:	/s/ MARY LAGUMINA

Name: Mary LaGumina
Title: Vice President

S-2

EXHIBIT A-1

CUSIP No.

MYLAN LABORATORIES INC.

No.	$

5.750% SENIOR NOTE DUE 2010

          MYLAN LABORATORIES INC., a Pennsylvania corporation, as issuer (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of                      on August 15, 2010.

          Interest Payment Dates: February 15 and August 15.

          Record Dates: February 1 and August 1.

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

A-1-1

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

MYLAN LABORATORIES INC.

By:

Name:
Title:

A-1-2

Certificate of Authentication

          This is one of the 5.750% Senior Notes due 2010 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:

Authorized Signatory
Dated:

A-1-3

[FORM OF REVERSE OF NOTE]

MYLAN LABORATORIES INC.

5.750% SENIOR NOTE DUE 2010

          1. Interest. MYLAN LABORATORIES INC., a Pennsylvania corporation, as issuer (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 5.750% per annum. Interest on the 5.750% Senior Notes due 2010 (the “Notes”) will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including [           ] to but excluding the date on which interest is paid. Interest shall be payable in arrears on each February 15 and August 15, commencing on [          ]. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

          2. Method of Payment. The Company will pay interest hereon (except defaulted interest) semiannually in arrears on February 15 and August 15, commencing on [           ]. The Company will pay interest to those persons who were holders of record on the February 1 and August 1, as the case may be, immediately preceding each interest payment date.

          Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          3. Paying Agent and Registrar. Initially, The Bank of New York (the “Trustee”) will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          4. Indenture. The Company issued the Notes under an Indenture dated as of July 21, 2005 (the “Indenture”) between the Company and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

          5. Redemption of Notes with Net Cash Proceeds of Qualified Equity Offerings. Except as set forth in this paragraph 5 and paragraph 6 herein, the Notes may not be

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redeemed prior to maturity. At any time or from time to time prior to August 15, 2008, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 105.750% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 120 days of the date of the closing of any such Qualified Equity Offering.

          “Qualified Equity Offering” means the issuance and sale of Qualified Capital Stock of the Company in a bona fide public or private offering.

          6. Make-Whole Redemption of Notes. Before August 15, 2010, the Company may also redeem all or any portion of the Notes upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the date of redemption (a “Make-Whole Redemption Date”).

          “Applicable Premium” means, with respect to any Note on any Make-Whole Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Make-Whole Redemption Date of (1) the principal amount of the Note at August 15, 2010, plus (2) all scheduled interest payments due on such Note from the Make-Whole Redemption Date through August 15, 2010, computed using a discount rate equal to the Treasury Rate at such Make-Whole Redemption Date, plus 50 basis points over (B) the principal amount of such Note.

          “Treasury Rate” means, with respect to any Make-Whole Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such Make-Whole Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Make-Whole Redemption Date to August 15, 2010; provided that if the period from such Make-Whole Redemption Date to August 15, 2010 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Make-Whole Redemption Date to August 15, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          7. Redemption Procedures. The Trustee will select Notes called for redemption by lot on a pro rata basis or by such other means as are fair and reasonable (subject to procedures of the Depository); provided that no Notes of $1,000 or less shall be redeemed

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in part. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption pursuant to this paragraph 7 become due on the date fixed for redemption. On and after the Redemption Date, interest stops accruing on Notes or portions of them called for redemption.

          8. Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

          9. Registration Rights. Pursuant to a registration rights agreement among the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”), the Company will be obligated to consummate an exchange offer (the “Exchange Offer”) pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. 1

          10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture.

          11. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

          12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

          13. Amendment, Supplement, Waiver, Etc. The Company and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification

[1]	Only applicable to the Initial Notes issued on the Issue Date and any Additional Notes that are Restricted Notes.

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of the Indenture under the Trust Indenture Act of 1939, as amended, providing for the assumption by a successor to the Company of its obligations under the Indenture and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of each of the Holders of the Notes to be affected.

          14. Purchase of Notes Upon a Change of Control. If a Change of Control occurs, each Holder of Notes will have the right to require that the Company purchase all or any part (in integral multiples of $1,000) of such Holder’s Notes pursuant to a Change of Control offer (a “Change of Control Offer”) except that the Company shall not be obligated to repurchase the Notes of any series pursuant to Section 4.12 of the Indenture in the event that the Company has exercised the right to optionally redeem all of the Notes. In the Change of Control Offer, the Company will offer to purchase all of the Notes, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date).

          15. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

          16. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Sections 6.01(8) and 6.01(9) of the Indenture with respect to the Company) occurs and is continuing, then, and either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee, and the Trustee at the request of such Holders shall, declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Sections 6.01(8) and 6.01(9) of the Indenture occurs with respect to the Company, then the principal of and any accrued and unpaid interest on all of the Notes shall be automatically due and immediately payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance

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of any of the obligations of the Company under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

          17. Trustee Dealings with Company. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may become the owner or pledgee of the Notes and may make loans to, accept deposits from, and perform services for the Company or its Affiliates.

          18. No Recourse Against Others. No past, present or future director, manager, trustee, officer, employee, member, partner, agent or shareholder or Affiliate of the Company shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes.

          19. Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment or cancellation of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes at maturity or redemption, as the case may be.

          20. Guarantees. The Company’s obligations under the Notes are fully, irrevocably and unconditionally guaranteed, to the extent set forth in the Indenture, by each of the Guarantors.

          21. Fall Away Event. In the event of the occurrence of a Fall Away Event, as defined in the Indenture (and notwithstanding the failure of the Company subsequently to maintain an Investment Grade Rating), Sections 4.08 and 4.09 of the Indenture shall each no longer be in effect for the remaining term of the Notes. Sections 4.06, 4.07, 4.10 and 4.12 of the Indenture and the provisions set forth under Article Five of the Indenture will continue to be applicable in the event of the occurrence of a Fall Away Event.

          22. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

          23. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          24. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Mylan Laboratories Inc.
1500 Corporate Drive
Canonsburg, Pennsylvania 15317
Attn: Kristin Kolesar
       Corporate Counsel
Fax: (724) 514-1871

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn: Stacy J. Kanter
Fax: (917) 777-3497

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ASSIGNMENT

          I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

          and irrevocably appoint:

          Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $                    principal amount of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Company; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐	(5)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(6)	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

☐	(7)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

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Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature
Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an
executive officer

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OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 (Change of Control) of the Indenture, check the box:

☐
Change of Control

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.12 of the Indenture, state the principal amount ($1,000 or a multiple thereof):

$

Date:                                          Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature	Guarantee: Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Principal
	Amount of	Amount of	Amount of this	Signature of
	decrease in	increase in	Global Note	authorized
	Principal	Principal	following such	officer
Date of	Amount of this	Amount of this	decrease or	of Trustee or
Exchange	Global Note	Global Note	increase	Notes Custodian

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EXHIBIT A-2

CUSIP No.

MYLAN LABORATORIES INC.

No.	$

6.375% SENIOR NOTE DUE 2015

          MYLAN LABORATORIES INC., a Pennsylvania corporation, as issuer (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of                                          on August 15, 2015.

          Interest Payment Dates: February 15 and August 15.

          Record Dates: February 1 and August 1.

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

MYLAN LABORATORIES INC.
By:
Name:
Title:

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Certificate of Authentication

          This is one of the 6.375% Senior Notes due 2015 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory

Dated:

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[FORM OF REVERSE OF NOTE]

MYLAN LABORATORIES INC.

6.375% SENIOR NOTE DUE 2015

          1. Interest. MYLAN LABORATORIES INC., a Pennsylvania corporation, as issuer (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 6.375% per annum. Interest on the 6.375% Senior Notes due 2015 (the “Notes”) will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including July 21, 2005 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each February 15 and August 15, commencing [ ]. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

          2. Method of Payment. The Company will pay interest hereon (except defaulted interest) semiannually in arrears on February 15 and August 15, commencing on [ ]. The Company will pay interest to those persons who were holders of record on the February 1 and August 1, as the case may be, immediately preceding each interest payment date.

          Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          3. Paying Agent and Registrar. Initially, The Bank of New York (the “Trustee”) will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          4. Indenture. The Company issued the Notes under an Indenture dated as of July 21, 2005 (the “Indenture”) between the Company and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

          5. Optional Redemption. Except as set forth in this paragraph 5 and paragraphs 6 and 7 herein, the Notes may not be redeemed prior to maturity. At any time or from time to time on or after August 15, 2010, the Company, at its option, may redeem the Notes,

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in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning on August 15, of the years indicated:

Optional
Year	Redemption Price
2010	103.188%
2011	102.125%
2012	101.063%
2013 and thereafter	100.000%

          6. Redemption of Notes with Net Cash Proceeds of Qualified Equity Offerings. At any time or from time to time prior to August 15, 2008, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal 106.375% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 120 days of the date of the closing of any such Qualified Equity Offering.

          “Qualified Equity Offering” means the issuance and sale of Qualified Capital Stock of the Company in a bona fide public or private offering.

          7. Make-Whole Redemption of Notes. Before August 15, 2010, the Company may also redeem all or any portion of the Notes upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the date of redemption (a “Make-Whole Redemption Date”).

          “Applicable Premium” means, with respect to any Note on any Make-Whole Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Make-Whole Redemption Date of (1) the redemption price of the Note at August 15, 2010 (exclusive of accrued interest), plus (2) all scheduled interest payments due on such Note from the Make-Whole Redemption Date through August 15, 2010, computed using a discount rate equal to the Treasury Rate at such Make-Whole Redemption Date, plus 50 basis points over (B) the principal amount of such Note.

          “Treasury Rate” means, with respect to any Make-Whole Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such Make-Whole Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Make-Whole Redemption Date to August 15, 2010; provided that if the period from such Make-Whole Redemption Date to August 15, 2010 is not equal to the constant maturity of a

A-2-5

United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Make-Whole Redemption Date to August 15, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          8. Redemption Procedures. The Trustee will select Notes called for redemption by lot on a pro rata basis or by such other means as are fair and reasonable (subject to procedures of the Depository); provided that no Notes of $1,000 or less shall be redeemed in part. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption pursuant to this paragraph 8 become due on the date fixed for redemption. On and after the Redemption Date, interest stops accruing on Notes or portions of them called for redemption.

          9. Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

          10. Registration Rights. Pursuant to a registration rights agreement among the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”), the Company will be obligated to consummate an exchange offer (the “Exchange Offer”) pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. 2

          11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture.

          12. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

          13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the

[2]	Only applicable to the Initial Notes issued on the Issue Date and any Additional Notes that are Restricted Notes.

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Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

          14. Amendment, Supplement, Waiver, Etc. The Company and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, providing for the assumption by a successor to the Company of its obligations under the Indenture and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of each of the Holders of the Notes to be affected.

          15. Purchase of Notes Upon a Change of Control. If a Change of Control occurs, each Holder of Notes will have the right to require that the Company purchase all or any part (in integral multiples of $1,000) of such Holder’s Notes pursuant to a Change of Control offer (a “Change of Control Offer”) except that the Company shall not be obligated to repurchase the Notes of any series pursuant to Section 4.12 of the Indenture in the event that the Company has exercised the right to optionally redeem all of the Notes. In the Change of Control Offer, the Company will offer to purchase all of the Notes, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date).

          16. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

          17. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Sections 6.01(8) and 6.01(9) of the Indenture with respect to the Company) occurs and is continuing, then, and either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee, and the Trustee at the request of such Holders shall, declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Sections 6.01(8) and 6.01(9) of the Indenture occurs with respect to the Company, then the principal of and any accrued and unpaid interest on all of the Notes shall be automatically due and immediately payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.

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The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Company under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

          18. Trustee Dealings with Company. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity may become the owner or pledgee of the Notes and may make loans to, accept deposits from, and perform services for the Company or its Affiliates.

          19. No Recourse Against Others. No past, present or future director, manager, trustee, officer, employee, member, partner, agent or shareholder or Affiliate of the Company shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes.

          20. Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment or cancellation of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes at maturity or redemption, as the case may be.

          21. Guarantees. The Company’s obligations under the Notes are fully, irrevocably and unconditionally guaranteed on a senior basis, to the extent set forth in the Indenture, by each of the Guarantors.

          22. Fall Away Event. In the event of the occurrence of a Fall Away Event, as defined in the Indenture (and notwithstanding the failure of the Company subsequently to maintain an Investment Grade Rating), Sections 4.08 and 4.09 of the Indenture shall each no longer be in effect for the remaining term of the Notes. Sections 4.06, 4.07, 4.10 and 4.12 of the Indenture and the provisions set forth under Article Five of the Indenture will continue to be applicable in the event of the occurrence of a Fall Away Event.

          23. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

          24. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          25. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by

A-2-8

the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Mylan Laboratories Inc.
1500 Corporate Drive
Canonsburg, Pennsylvania 15317
Attn: Kristin Kolesar
          Corporate Counsel
Fax: (724) 514-1871

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn: Stacy J. Kanter
Fax: (917) 777-3497

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ASSIGNMENT

          I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

          and irrevocably appoint:

          Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $                     principal amount of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Company; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐	(5)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(6)	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

☐	(7)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

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Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature
Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

	NOTICE:	To be executed by an executive officer

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OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 (Change of Control) of the Indenture, check the box:

☐

     Change of Control

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.12 of the Indenture, state the principal amount ($1,000 or a multiple thereof):

$

Date:                                          Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature	Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Principal
	Amount of	Amount of	Amount of this	Signature of
	decrease in	increase in	Global Note	authorized
	Principal	Principal	following such	officer
Date of	Amount of this	Amount of this	decrease or	of Trustee or
Exchange	Global Note	Global Note	increase	Notes Custodian

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EXHIBIT B

[FORM OF LEGEND FOR 144A SECURITIES AND OTHER SECURITIES THAT ARE RESTRICTED SECURITIES]

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF
1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE
TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED
INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN
ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE
REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF
REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION
EXEMPT FORM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM
REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5)
PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH
ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.”

[FORM OF ASSIGNMENT FOR 144A SECURITIES AND OTHER SECURITIES THAT ARE

RESTRICTED SECURITIES]

          I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

          and irrevocably appoint:

          Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

[Check One]

          ☐ (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

          or

          ☐ (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

          If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

     The transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the transferor hereby further certifies that the beneficial interest or certificated Note is being transferred to a Person that the transferor reasonably believed and believes is purchasing the beneficial interest or certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Rule 144A Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated:

	NOTICE:	To be executed by an executive officer

EXHIBIT C

[FORM OF LEGEND FOR REGULATION S NOTE]

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT.

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS NOTE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

[FORM OF ASSIGNMENT FOR REGULATION S NOTE]

          I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

          and irrevocably appoint:

          Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

[Check One]

          ☐ (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Regulation S thereunder.

          or

          ☐ (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

          If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

     The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Regulation S Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated:

	NOTICE:	To be executed by an executive officer

EXHIBIT D

[FORM OF LEGEND FOR GLOBAL NOTE]

     Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

D-1

EXHIBIT E

Form of Certificate To Be Delivered
in Connection with Transfers
                     Pursuant to Regulation S

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286

Attention: Corporate Trust Division — Corporate Finance Unit

Re: Mylan Laboratories Inc., a Pennsylvania corporation, as issuer (the “Company”), [5.750% Senior Notes Due 2010/6.375% Senior Notes Due 2015] (the “Notes”)

Dear Sirs:

          In connection with our proposed sale of $[     ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

     (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

     (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

     (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

E-1

          You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferee]

By:

E-2

EXHIBIT F

[FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR]

Mylan Laboratories Inc.
1500 Corporate Drive
Canonsburg, Pennsylvania 15317

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286

          Re: [5.750% NOTES DUE 2010/6.375% NOTES DUE 2015] (the “Notes”)

          Reference is hereby made to the Indenture, dated as of July 21, 2005 (the “Indenture”), between Mylan Laboratories Inc., as issuer (the “Company”), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               In connection with our proposed purchase of $[      ] aggregate principal amount of:

(a).	[ ] a beneficial interest in a Global Note, or

(b).	[ ] a Definitive Note,

     we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, prior to the expiration of the holding period applicable to sales of the Notes under Rule 144(k) of the Securities Act, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

          4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:

Name:
Title:
Dated: ,

EXHIBIT G

[FORM OF NOTATION OF GUARANTEE]

     Each of the undersigned (collectively, the “Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     No past, present or future shareholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

     Each holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

G-1

     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

[GUARANTORS]

By:

Name:
Title:

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